UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
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MINIM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MINIM, INC.
848 Elm Street
Manchester, New Hampshire, 03101
July 12, 2021
Dear Stockholder:
You are cordially invited to attend a Special Meeting of Stockholders of Minim, Inc. to be held on Thursday, July 22, 2021. Due to the continuing public health impact of the coronavirus (COVID-19) pandemic, as well as to support the health and well-being of our stockholders and employees, this Special Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via online audio-only broadcast. You will be able to participate in the Special Meeting, vote your shares and submit your questions during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/MINM2021SM. The Special Meeting will be held in virtual format only and will begin at 10:00 a.m. Eastern Time.
The official Notice of Special Meeting, together with a Proxy Statement and form of proxy, are enclosed.
The matter to be considered at the Special Meeting is an amendment to Minim, Inc.’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Board of Directors of Minim, Inc. urges your careful consideration of the matters to be presented at the Special Meeting.
Whether or not you plan to attend the Special Meeting, we urge you to vote your shares by using one of the voting options available to you as described in the accompanying Proxy Statement. If you wish to revoke your proxy at the meeting, you can withdraw your proxy and vote your shares electronically during the meeting.
The Board of Directors has fixed the close of business on July 6, 2021 as the record date for determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.
I look forward to seeing those of you who will be able to participate in the Special Meeting in its virtual format.
Very truly yours,

Graham Chynoweth Chief Executive Officer

MINIM, INC.
848 Elm Street
Manchester, New Hampshire, 03101
NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the Virtual Special Meeting of Stockholders (the “Special Meeting”) of Minim, Inc. (the “Company”) will be held on Thursday, July 22, 2021 at 10:00 a.m. Eastern Time. The meeting will be held for the following purposes:
1.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on July 6, 2021 as the record date for determining the stockholders entitled to receive notice of and to vote at the Special Meeting and any continuation or adjournment thereof.
To attend the meeting, be deemed present, vote, examine the stockholders list and ask questions, go to www.virtualshareholdermeeting.com/MINM2021SM. You will need the 16-digit confirmation number included on your proxy card or on the instructions that accompany your proxy materials. Because the Special Meeting is virtual and being conducted over the Internet, stockholders will not be able to attend the Special Meeting in person.
All stockholders are cordially invited to participate in the Virtual Special Meeting. Whether or not you plan to participate in the Special Meeting, you are urged to vote by proxy in accordance with the instructions included in the accompanying Proxy Statement. Any stockholder participating in the Special Meeting may vote electronically during the meeting even if she or he has voted by proxy.
BY ORDER OF THE BOARD OF DIRECTORS

Graham Chynoweth Chief Executive Officer
Manchester, New Hampshire
July 12, 2021
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, July 22, 2021: The Proxy Statement for the Special Meeting and the Annual Report on Form 10-K
for the year ended December 31, 2020 are available at www.proxyvote.com.

IMPORTANT: YOU ARE URGED TO SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS AVAILABLE IN THE ACCOMPANYING PROXY STATEMENT. EVEN IF YOU HAVE SUBMITTED YOUR PROXY, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE COMPANY A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY PARTICIPATING IN AND VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

MINIM, INC.
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, JULY 22, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING
General
The enclosed proxy is solicited on behalf of the Board of Directors of Minim, Inc., for use at the Virtual Special Meeting of Stockholders to be held on Thursday, July 22, 2021 at 10:00 a.m. Eastern Time (the “Special Meeting”), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement, the form of proxy and accompanying materials are being first given or sent to stockholders on July 12, 2021. Stockholders can participate in the Virtual Special Meeting by visiting www.virtualshareholdermeeting.com/MINM2021SM. In this proxy statement we refer to Minim, Inc., as “Minim,” the “Company,” “we,” or “us.”
Record Date, Stock Ownership and Voting
Only stockholders of record at the close of business on July 6, 2021, are entitled to receive notice of and to vote at the Special Meeting. At the close of business on July 6, 2021 there were outstanding and entitled to vote 35,631,239 shares of common stock, par value $.01 per share (“Common Stock”). Each stockholder is entitled to one vote for each share of Common Stock.
One-third of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Special Meeting in order to constitute the quorum necessary to take action at the Special Meeting. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of elections appointed for the Special Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the voting instructions will not be considered present at the Special Meeting, will not be counted towards a quorum and will not be voted on any proposal. Shares of Common Stock held of record by brokers who comply with the voting instructions but who fail to vote on a proposal (“broker non-votes”) will be considered present at the Special Meeting and will count toward the quorum but will be deemed not to have voted on such proposal.
An affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon will be necessary to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against this proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on this proposal.
We do not intend to submit any other proposals to the stockholders at the Special Meeting. The Board of Directors was not aware, a reasonable time before mailing of this proxy statement to stockholders, of any other business that may properly be presented for action at the Special Meeting. If any other business should properly come before the Special Meeting, shares represented by all proxies received by us will be voted with respect thereto in accordance with the best judgment of the persons named as attorneys in the proxies.

How to Vote
BY THE INTERNET
•	Go to www.virtualshareholdermeeting.com/MINM2021SM. You may vote via the Internet during the meeting. Have the information that is available on the proxy card and follow the instructions.
BY TELEPHONE
•
Use any touch-tone telephone to dial 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

BY MAIL
•	To vote by written proxy, complete, sign and date your proxy card and return it promptly in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717.
Revocability of Proxies
Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before the final vote. A person’s proxy vote may be revoked by filing a written notice of revocation and sending such notice to Minim, Inc. at 848 Elm Street, Manchester, New Hampshire 03101, by duly executing a proxy bearing a later date, or by participating in the Special Meeting and voting electronically.
Solicitation
All costs of this solicitation of proxies will be borne by Minim. Minim may reimburse banks, brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, fax, electronic mail, or personal solicitations by directors, officers, or employees of Minim. No additional compensation will be paid for any such services. Minim may engage a professional proxy solicitation firm to assist in the proxy solicitation and, if so, will pay such solicitation firm customary fees plus expenses.

PROPOSAL NO. 1
APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 62,000,000 SHARES, CONSISTING OF 60,000,000 SHARES OF COMMON STOCK AND 2,000,000 SHARES OF PREFERRED STOCK
Our Amended and Restated Certificate of Incorporation, as amended to date, currently authorizes the issuance of 42,000,000 shares of capital stock, consisting of 40,000,000 shares of Common Stock, par value $.01 per share, and 2,000,000 shares of Preferred Stock, par value $.001 per share. On April 29, 2021 and June 30, 2021, our Board of Directors approved a proposal to amend our Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that we are authorized to issue from 42,000,000 shares to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock, par value $.001 per share subject to stockholder approval.
This proposal was considered by the stockholders of the Company at its 2021 Annual Meeting of Stockholders held on June 2, 2021. The Company filed a Current Report on Form 8-K on June 4, 2021 to announce results from the 2021 Annual Meeting of Stockholders. The voting results of this proposal reflected a tabulation report that treated the proposal as “routine;” however, the Company’s proxy materials for the Annual Meeting described the proposal as “non-routine.” When tabulated as a non-routine matter, this proposal was not approved by the Company’s stockholders. Certain shares of Common Stock beneficially owned by executive officers and directors of the Company who had been stockholders of Zoom Connectivity, Inc. (“Zoom Connectivity”) which was acquired by the Company in a December 2020 merger transaction, inadvertently were not voted at the meeting. If those votes had been cast at the meeting and were voted for the proposal, the proposal would have been approved by the requisite vote of the Company’s stockholders. On June 30, 2021, the Company filed with the Secretary of State of the State of Delaware a Certificate of Correction (the “Certificate of Correction”) to void the previously filed amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. This Special Meeting is being held to allow the stockholders to reconsider the proposal with the expectation that a sufficient number of shares of the Common Stock beneficially owned by those former Zoom Connectivity stockholders will be voted for the proposal to permit the proposal to be approved by the Company’s stockholders.
Our Board of Directors believes the proposed amendment to be advisable and in the best interests of the Company and our stockholders and is accordingly submitting the proposed amendment to be voted on by the stockholders in order to give the Company more flexibility in considering the planning for and responding quickly to future corporate needs, including, but not limited to, capital raising transactions, grants under equity compensation plans, stock splits, potential strategic transactions, including mergers, acquisitions, stock dividends and other general corporate transactions. In particular, a portion of the newly authorized shares are expected to be issued in connection with stock offerings, placements or other financings effected to raise additional capital for the Company. If the authorization of an increase in the available Common Stock is not approved, the delay and expense incident to obtaining future approval of stockholders could impair our ability to address those corporate needs.
As of July 6, 2021, of the 40,000,000 currently authorized shares of Common Stock, 35,631,239 shares were issued and outstanding and options to purchase 2,817,077 shares were outstanding under our stock incentive plans.
Based on our issued and outstanding shares of Common Stock and the outstanding options under our stock incentive plans, as of July 6, 2021, we had 2,400,752 shares of Common Stock remaining available for issuance in the future.
As of July 6, 2021, none of the 2,000,000 currently authorized shares of Preferred Stock were issued or outstanding.
Text of the Amendment
Our Board of Directors proposes to delete Article FOURTH of our Amended and Restated Certificate of Incorporation in its entirety and insert the following in lieu thereof, so that it would read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have the authority to issue is sixty-two million (62,000,000), of which sixty million (60,000,000) shares shall be Common Stock, having a par value of $.01 per share, and of which two million (2,000,000) shares shall be Preferred Stock, having a par value of $.001 per share.
The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the DGCL and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate or certificates of designations pursuant to the DGCL, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, the voting powers (if any) of the shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.”
The Certificate of Amendment attached hereto as Appendix A reflects the changes that will be implemented to our Amended and Restated Certificate of Incorporation if this Proposal No. 1 is approved by the stockholders.
Purpose of the Amendment
Our Board of Directors is recommending this increase in the authorized capital stock, in particular Common Stock, primarily to have additional shares of Common Stock available for use as our Board of Directors deems appropriate or necessary. As such, the primary purpose of the proposed amendment is to provide us with greater flexibility with respect to managing our Common Stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board of Directors.
The newly authorized shares of Common Stock would be issuable for any proper corporate purpose including flexibility in considering the planning for future corporate needs, including, but not limited to, capital raising transactions, grants under equity compensation plans, stock splits, potential strategic transactions, including mergers, acquisitions, stock dividends and other general corporate transactions. In particular, a portion of the newly authorized shares are expected to be issued in connection with stock offerings, placements or other financings effected to raise additional capital for the Company.
Our Board of Directors has determined that having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization.
Rights of Additional Authorized Shares
The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of present stockholders. Any authorized shares of Common Stock, if and when issued, would be part of the Company’s existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock currently outstanding. Current stockholders do not have pre-emptive rights with respect to Common Stock, except for those granted contractually, nor do they have cumulative voting rights. Should the Board of Directors issue additional shares of Common Stock, existing stockholders, other than those with contractual pre-emptive rights, would not have any preferential rights to purchase any of such shares, and their percentage ownership of the Company’s then outstanding Common Stock could be reduced.
Potential Adverse Effects of Amendment
Future issuances of Common Stock could have a dilutive effect on the Company’s earnings per share, book value per share and the voting power and interest of current stockholders. In addition, the availability of additional shares of Common Stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company or inhibit the removal of incumbent management. For example, the issuance of the newly authorized shares of Common Stock could be used to deter or prevent a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. However, the Board of Directors is not aware of any third-party attempts to assume control of the Company and has not presented this Proposal 1 with the intent that it be utilized as an anti-takeover device or to inhibit the removal of incumbent management.
Effectiveness of Amendment
If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which the Company expects to file promptly after the Special Meeting. If the proposed amendment is not approved by the Company’s stockholders, the number of authorized shares of Common Stock will remain unchanged.
Required Vote
The affirmative vote of the majority of the outstanding shares of Common Stock entitled to vote thereon will be necessary to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000 shares, consisting of 60,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. Any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against this proposal. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK TO 62,000,000 SHARES, CONSISTING OF 60,000,000 SHARES OF COMMON STOCK AND 2,000,000 SHARES OF PREFERRED STOCK.

DESCRIPTION OF OUR CAPITAL STOCK
The following information describes our Common Stock and Preferred Stock, as well as certain provisions of our Amended and Restated Certificate of Incorporation, as amended (the “Charter”) and our Amended and Restated Bylaws, as amended (the “Bylaws”). This description is only a summary. You should also refer to our Charter and Bylaws.
General
We are authorized under Delaware law to issue up to 40,000,000 shares of Common Stock, $0.01 par value per share, and 2,000,000 shares of Preferred Stock, $0.001 par value per share. We are seeking stockholder approval to increase our authorized number of shares of Common Stock to 60,000,000.
Common Stock
Voting Rights. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise provided by law or our Charter or Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of votes properly cast upon such question. Directors are elected by a plurality of the votes cast at the meeting. Our Charter and Bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Dividends. Subject to preferences that may be applicable to any then outstanding Preferred Stock, the holders of our outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. We have never declared or paid cash dividends on our capital stock and do not plan to pay any cash dividends in the foreseeable future. We currently anticipate that we will retain all available funds for use in the operation and expansion of our business. In addition, pursuant to the Company’s Silicon Valley Bank Loan and Security Agreement, we cannot pay any dividends without Silicon Valley Bank’s prior written consent.
Liquidation. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of Preferred Stock.
Other Rights and Preferences. Holders of our Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our Preferred Stock that we may designate and issue in the future.
Fully Paid and Nonassessable. All of our outstanding shares of Common Stock are fully paid and nonassessable.
Preferred Stock
Our Charter authorizes the issuance of 2,000,000 shares of Preferred Stock, $0.001 par value per share. No shares of Preferred Stock are outstanding.
Provisions in our Charter provide that our Board of Directors is authorized to issue Preferred Stock in one or more series, to establish the number of shares to be included in each such series, to establish the voting powers (if any) of the shares to be included in such series, and to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.
Certain Governance Arrangements
Pursuant to the terms of the Stock Purchase Agreement, dated as of May 3, 2019 (the “2019 Purchase Agreement”), by and between the Company and the Investors named therein, until November 6, 2021, if the

Company proposes to issue Common Stock or any common stock equivalents for cash consideration of $500,000 or greater, in one or more transactions, with the primary purpose of raising capital (each, a “Subsequent Financing”), Zulu Holdings LLC (“Zulu”) has the right to participate in each such Subsequent Financing in an amount necessary to maintain Zulu’s pro-rata ownership of the Issuer (calculated on a fully-diluted basis) on the same terms, conditions and price provided for in such Subsequent Financing.
As of October 9, 2020, the Company entered into a Standstill and Voting Agreement (the “Standstill Agreement”) with Zulu and Mr. Jeremy Hitchcock. Pursuant to the terms of the Standstill Agreement, each of Zulu, Mr. Hitchcock and their controlled affiliates (the “Restricted Parties”) have agreed not to effect any (a) transaction involving the Company and any Restricted Party, in which any Restricted Party would have a material interest different from stockholders of the Company generally, (b) purchase of more than 10% of the then total number of shares of outstanding Common Stock, and (c) sale, transfer or other disposition of Common Stock to a third party that would result in such third party beneficially owning more than 20.0% of the Company’s outstanding Common Stock immediately after giving effect to such transaction. The duration of the “Standstill Period” lasts through the earlier of: (i) such time as the Restricted Parties beneficially own less than 45.0% of the outstanding Common Stock of the Company, and (ii) the third anniversary of the date of the Standstill Agreement.
Registration Rights
Pursuant to the Agreement and Plan of Merger, dated as of November 12, 2020 (the “Merger Agreement”), relating to the Company’s acquisition of Zoom Connectivity, the Company is required to use commercially reasonable efforts to keep the 10,784,534 shares of Common Stock issued under the Merger Agreement continuously effective under the Securities Act until, among other things, the earlier of such time as all such shares covered by a registration statement covering the resale of such shares issued under the Merger Agreement have been sold thereunder or pursuant to Rule 144.
Pursuant to the terms of the 2019 Purchase Agreement, the Company is required to use commercially reasonable efforts to keep the 4,545,455 shares of Common Stock sold under the 2019 Purchase Agreement continuously effective under the Securities Act until, among other things, the earlier of such time as all such shares covered by a registration statement covering the resale of such shares sold under the 2019 Purchase Agreement have been sold thereunder or pursuant to Rule 144.
Liens on Company Assets
Pursuant to the Silicon Valley Bank Loan and Security Agreement, Silicon Valley Bank has a lien on all of the Company’s assets, including shares of capital stock of the Company’s subsidiaries, but specifically excludes the Company’s intellectual property.
Anti-Takeover Effects of Delaware Law and Our Charter and Bylaws
Some provisions of Delaware law, our Charter and Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock. The ability of our Board of Directors, without action by the stockholders, to issue up to 2,000,000 shares of undesignated Preferred Stock with voting or other rights or preferences as designated by our Board of Directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings. Our Bylaws provide that a special meeting of stockholders may be called only by our president or by our Board of Directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors.
Elimination of Stockholder Action by Written Consent. Our Bylaws eliminate the right of stockholders to act by written consent without a meeting.
Removal of Directors. Our Bylaws provide that members of our Board of Directors may only be removed from office (i) with or without cause at any annual or special meeting of stockholders by a vote of a majority of the stockholders entitled to vote in the election of directors, or (ii) for cause by a vote of a majority of the directors then in office, provided that a director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove such director.
Stockholders Not Entitled to Cumulative Voting. Our Charter does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors.
The provisions of Delaware law, our Charter and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer and Warrant Agent and Registrar
The transfer and warrant agent and registrar for our Common Stock is Computershare.
Listing
Our Common Stock is currently traded on The Nasdaq Capital Market under the symbol “MINM”.
CODE OF ETHICS
The Company has adopted a Code of Ethics for Senior Financial Officers that applies to its principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. The Company's Code of Ethics for Senior Financial Officers is publicly available on its website at www.minim.com. If Minim makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to Minim's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, Minim will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver on the Company’s website.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND RECOMMENDATIONS FOR DIRECTOR
Stockholder proposals for inclusion in Minim's proxy materials for Minim's 2022 Annual Meeting of Stockholders must be received by Minim no later than January 4, 2022. These proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

Stockholders may make recommendations to the Nominating and Corporate Governance Committee of candidates for its consideration as nominees for director at Minim's 2022 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which she or he consents to act as such, to the Nominating and Corporate Governance Committee, c/o Minim, Inc., 848 Elm Street, Manchester, New Hampshire, 03101. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 120 days prior to the anniversary date of the immediately preceding Annual Meeting or special meeting in lieu thereof and must contain the specified information and conform to certain requirements set forth in Minim's Bylaws. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating and Corporate Governance Committee's charter, a copy of which is publicly available on Minim's website at www.minim.com. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of Minim's Common Stock for at least one year. The Nominating and Corporate Governance Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein, in the Nominating and Corporate Governance Committee's charter or in Minim's Bylaws.
Stockholders may make a business proposal, other than the nomination of for the election of directors by a stockholder, by providing notice that sets forth: (i) as to each matter the stockholder proposes to bring before Minim's 2022 Annual Meeting of Stockholders: a brief description of the business desired to be brought before such meeting, the text of the proposal, and the reasons for conducting such business at such meeting; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made: the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, the class and series and number of shares of stock of the Company that are, directly or indirectly, owned, beneficially or of record, by such stockholder and such beneficial owner, and a description of any material interest of such stockholder or such beneficial owner and the respective affiliates and associates of, or others acting in concert with, such stockholder or such beneficial owner in such business. Notice of such business proposal should be submitted in writing as early as possible, but in any event not later than 120 days prior to the anniversary date of the immediately preceding Annual Meeting, or February 22, 2022, and must contain the specified information and conform to certain requirements set forth in Minim's Bylaws.
STOCKHOLDER COMMUNICATIONS
Any stockholder wishing to communicate with any of Minim's directors regarding Minim may write to the director c/o Investor Relations, Minim, Inc., 848 Elm Street, Manchester, New Hampshire, 03101. Investor Relations will forward these communications directly to the director(s).
OTHER MATTERS
The Board of Directors knows of no other business to be presented for consideration at the Special Meeting other than described in this proxy statement. However, if any other business should come before the Special Meeting, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their best judgment on such matters.
HOUSEHOLDING
Company stockholders who share an address may receive only one copy of this Proxy Statement and the Annual Report from their bank, broker or other nominee, unless contrary instructions are received. We will deliver promptly a separate copy of this Proxy Statement and Annual Report to any stockholder who resides at a shared address and to which a single copy of the documents was delivered, if the stockholder makes a request by contacting our Corporate Secretary at 848 Elm Street, Manchester, New Hampshire, 03101 or by telephone at (617) 423-1072. If you wish to receive separate copies of this Proxy Statement and the Annual Report in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank or other nominee.
INCORPORATION OF INFORMATION BY REFERENCE
The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference the information and reports we file with it under File No. 001-37649, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this Proxy Statement.

We are incorporating herein by reference the documents listed below, which we have already filed with the SEC:
•	Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 13, 2021, as amended by Amendment No. 1 to Form 10-K filed with the SEC on April 30, 2021;
•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 4, 2021;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021; and
•
Our Current Reports on Form 8-K filed with the SEC on February 8, 2021, March 15, 2021, April 15, 2021, April 27, 2021, June 4, 2021 and June 30, 2021 and our amended Current Reports on Form 8-K/A filed with the SEC on February 17, 2021, May 3, 2021 and June 30, 2021 (in each case, except for information contained therein which is furnished rather than filed).

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Proxy Statement is delivered a copy of the documents incorporated by reference into this Proxy Statement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this Proxy Statement, at no cost by writing or telephoning us at our principal executive offices at the following address or telephone number: Minim, Inc., 848 Elm Street, Manchester, New Hampshire, 03101, Attention: Investor Relations or by telephone at (833) 966-4646.
COPIES OF ANNUAL REPORT ON FORM 10-K FOR 2020
Copies of Minim's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission, available at www.proxyvote.com and available to stockholders without charge upon written or oral request addressed to Minim, Inc. at its principal executive offices at 848 Elm Street, Manchester, New Hampshire, 03101, Attention: Investor Relations or by telephone at (833) 966-4646.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO UTILIZE THE AVAILABLE VOTING OPTIONS AS DESCRIBED IN THIS PROXY STATEMENT.
By order of the Board of Directors,

Graham Chynoweth
Chief Executive Officer
Manchester, New Hampshire
July 12, 2021

Appendix A
FORM OF CERTIFICATE OF AMENDMENT
TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware
Minim, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST: The name of the Corporation is Minim, Inc.
SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is March 25, 1993, and was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on September 22, 2009, as amended by the Certificate of Amendment filed with the Secretary of State on November 16, 2015, the Certificate of Designation filed with the Secretary of State on November 16, 2015, the Certificate of Amendment filed with the Secretary of State on July 25, 2019 and by the Certificate of Amendment filed with the Secretary of State on June 2, 2021, the Certificate of Amendment filed with the Secretary of State on June 3, 2021, and the Certificate of Correction filed with the Secretary of State on June 30, 2021 (as amended and restated, the “Certificate”).
THIRD: The Corporation hereby amends the Certificate as follows:
ARTICLE FOURTH of the Certificate is hereby deleted in its entirety and amended to read as follows:
The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of all classes of stock that the Corporation shall have the authority to issue is sixty-two million (62,000,000), of which sixty million (60,000,000) shares shall be Common Stock, having a par value of $.01 per share, and of which two million (2,000,000) shares shall be Preferred Stock, having a par value of $.001 per share.
The Board of Directors of the Corporation is authorized, subject to limitations prescribed by the DGCL and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing a certificate or certificates of designations pursuant to the DGCL, for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, the voting powers (if any) of the shares to be included in each such series, to fix the powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series and to fix the qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.
FOURTH: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[Signature page follows]

IN WITNESS WHEREOF, Minim, Inc. has caused this Certificate of Amendment to be signed by its chief executive officer this    day of     , 2021.
MINIM, INC.

By:
Name:	Graham Chynoweth
Title:	Chief Executive Officer

MINIM, INC.
848 ELM STREET
MANCHESTER, NEW HAMPSHIRE 03101

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MINM2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D53266-P51279 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MINIM, INC.

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
1. Amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of capital stock to 62,000,000, consisting of 60,000,000 shares of common stock and 2,000,000 shares of preferred stock.	☐	☐	☐

Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D53267-P51279

Proxy — Minim, Inc.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

July 22, 2021

The undersigned stockholder of Minim, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement for such Special Meeting of Stockholders and hereby appoints Jeremy Hitchcock and Graham Chynoweth, and each of them acting singly, with full power of substitution and resubstitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of the Company to be held virtually via the internet at www.virtualshareholdermeeting.com/MINM2021SM on Thursday, July 22, 2021 at 10:00 A.M. Eastern Time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED FOR ANY PARTICULAR PROPOSAL, IT WILL BE VOTED, AS APPLICABLE, "FOR" PROPOSAL 1.

(Items to be voted appear on reverse side)